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                                                                    Exhibit 10.7

                                                                   [Translation]

                      KOREA ELECTRIC POWER CORPORATION ACT


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                      KOREA ELECTRIC POWER CORPORATION ACT



                                                Act No. 4903, March 26, 1989
                                    Amended by  Act No. 4541, March 6, 1993
                                                Act No. 5573, September 23, 998
                                                Act No. 6755, December 5, 2002


ARTICLE  1  (PURPOSE)

         The purposes of this Korea Electric Power Corporation Act (the "Act") is to enhance stabilization of supply of electric power by promoting development of power resources and ensuring the reasonable operation of electricity business through establishment of the Korea Electric Power Corporation, and further to contribute to the development of the national economy.


ARTICLE  2  (LEGAL PERSONALITY)

         Korea Electric Power Corporation (the "Corporation") shall be a juridical person.


ARTICLE  3  (BUSINESS OFFICE)

         (1) The location of principal office of the Corporation shall be determined under the Corporation's Articles of Incorporation.

         (2) The Corporation may establish its branches or representative offices if necessary for the purpose of carrying out its business pursuant to its Articles of Incorporation.


ARTICLE  4  (CAPITAL)

         The capital of the Corporation is 6 trillion Won. The Government shall own at least fifty one percent (51%) of the legal and beneficial ownership of the issued and outstanding shares of the Corporation.


ARTICLE  5  (STOCK)

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         (1)  The capital of the Corporation consist of shares.

         (2) The shares stated in Paragraph (1) above shall be registered form,. The type, number of such shares and price per share shall be determined by the Corporation's Articles of Incorporation.


ARTICLE  6  (GOVERNMENT'S EXERCISE OF VOTING RIGHTS)

         The voting rights attached to shares held by the Government shall be exercised by the Minister of the Ministry of Commerce, Industry and Energy ("MOCIE") through consultation with the Minister of the Ministry of Finance and Economy.


ARTICLE  7  (REGISTRATION)

         (1) The establishment of the Corporation shall be completed through registration of incorporation at the place where its principal office is located.

         (2) Any matters necessary for registration of incorporation stated under Paragraph (1) above and registration of establishment, relocation and change of branch or business office of the Corporation shall be determined by Presidential Decree.

         (3) Any matters required for registration shall not be set up against a third party unless the registration is made.


ARTICLE  8  (RESTRICTION ON USE OF SIMILAR NAME)

         Any person who is not incorporated pursuant to this Act shall not use the name of "Korea Electric Power Corporation" or any similar name thereof.


ARTICLE  9  (RESTRICTION OF REPRESENTATION RIGHT BY PRESIDENT)

         Any matters contrary to the benefit of the Corporation or the President cannot be represented by the President and in these cases, the auditor may represent the Corporation.


ARTICLE  10  (OFFICERS)

         The matters concerning the officers of the Corporation shall be governed by the Government-Invested Enterprise Management Basic Act;

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         provided, that the Corporation's standing officers shall be appointed by such person granted with authorization pursuant to the Framework Act on Management of the Government-State Institutions through resolution of the general meeting of shareholders.


ARTICLE  11  (APPOINTMENT OF ATTORNEY-IN-FACT)

         The President may appoint an attorney-in-fact from the employees who shall be authorized to perform all judicial or non-judicial acts relating to all or any part of the business of the Corporation, pursuant to its Articles of Incorporation.


ARTICLE  12  (PROHIBITION ON LEAKAGE OF CONFIDENTIAL INFORMATION)

         Any officer, employee, or former officer or employee of the Corporation shall not disclose, reveal, or make fraudulent use of any confidential information which he/she comes to know in the course of his/her official duty.


ARTICLE  13  (BUSINESS)

         (1) The Corporation shall conduct the following business activities in order to accomplish the purposes specified in Article 1 above:

               1.  Development of electric power resources;

               2. Generation, transmission, transformation and distribution of electricity and other related business activities;

               3. Research & development of technology related to the businesses mentioned in Item 1 and 2;

               4. Investment or contribution related to the businesses mentioned in Item 1 through 3;

               5.  Businesses incidental to Item 1 through 4; and

               6.  Other activities entrusted by the Government.

         (2) Any matters necessary for the scope of investment or contribution with respect to research and development stated in Item 3 of Paragraph
         (1) above and concerned institutions shall be determined by Presidential Decree.

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ARTICLE  14  (DISPOSITION OF PROFIT)

         If the Corporation gains a profit at the end of any fiscal year, the profit of such fiscal year shall be disposed of through a resolution of general meeting of shareholders in the following order of priority:

               1.  Covering any accumulated deficit;

               2. Reserving two-tenths or more of the profit as revenue reserve until the accumulated reserve reaches one-half of the capital of the Corporation;

               3.  Dividend to shareholders;

               4.  Reserve for business expansion;

               5.  Reserve for dividend equalization; and

               6.  Carried-over earned surplus.


ARTICLE  15  (DIVIDEND ON STOCK)

         The Corporation may pay dividend stated in Article 14, Item 3 to shareholders preferentially to the Government notwithstanding the provision of Article 464 of the Commercial Code.


ARTICLE  16  (ISSUANCE OF DEBENTURES)

         (1) The Corporation may issue debentures through a resolution of the board of directors.

         (2) The issue amount of debentures shall not exceed two (2) times the aggregate of the capital and reserves of the Corporation.

         (3) The Government may guarantee repayment of the principal and interest of the debentures issued by the Corporation.

         (4) The statute of limitation with respect to the principal of the debentures is five (5) years, and with respect to interest on the debentures, is two (2) years.

         (5) Any other matters necessary for the issuance of debentures shall be determined by Presidential Decree.

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ARTICLE  17  (SPECIAL EXCEPTION TO ASSET REVALUATION)

         The current price of assets subject to asset revaluation of the Corporation shall be determined as such value estimated by the Corporation pursuant to valuation methods prescribed by Presidential Decree, notwithstanding the main text of Article 7, Paragraph (2) of the Asset Revaluation Act; provided, that this provision shall not apply to the evaluation of such asset subject to revaluation as determined by Presidential Decree


ARTICLE  18  (SUPERVISORY)

         The Minister of MOCIE shall instruct and supervise the business of the Corporation to the extent necessary for accomplishment of purpose of administration of the Corporation.


ARTICLE  19  (RELATIONSHIP TO OTHER LAW)

         (1) In the event that the total number of the shares in the Corporation held by the Government and the shares in the Corporation held by The Korea Development Bank under Article 54-2 of The Korea Development Bank Act is 50% or more of the Corporation's shares issued and outstanding, the Corporation shall be deemed as Government-Invested Enterprise under Paragraph 1,
              Article 2 of the Government-Invested Enterprise Management Basic Act, notwithstanding the definition of Government-Invested Enterprise as defined in such provision.

         (2) The provisions concerning joint stock corporation under the Commercial Code shall apply to the Corporation, unless otherwise provided for in this Act and the Government-Invested Enterprise Management Basic Act.


ARTICLE  20  (PENALTY)

         Any person who violated the provision of Article 12 shall be punished with penal servitude of not more than two years or fined not more than ten million Won.


ARTICLE  21  (NEGLIGENCE FINE)

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         (1) Any person who violates the provision of Article 8 shall be imposed negligence fine of not more than two million Won.

         (2) The negligence fine pursuant to Paragraph (1) above shall be imposed and collected by the Minister of MOCIE as stipulated by Presidential Decree.

         (3) Any person who is dissatisfied with the imposition of the negligence fine pursuant to Paragraph (2) may raise his/her objection to the Minister of MOCIE within thirty (30) days after the date of receipt of notice for payment of such fine.

         (4) In cases where the person receiving notice for payment of fine pursuant to Paragraph (2) above raises his/her objection pursuant to Paragraph (3) above, the Minister of MOCIE shall immediately notify such fact to the competent court. The court shall determine whether or not the imposition of such fine is fair pursuant to the Non-contentious Procedure Act.

         (5) If the person who is dissatisfied with the imposition of fine does not raise any objection thereto within the specified period pursuant to Paragraph (3) above or fails to pay such fine, such fine shall be collected in accordance with the procedure for collection of delinquent national taxes.


                                     ADDENDA

    (1)  (Effective Date)

         This Act shall be effective on and after the date of its promulgation.


    (2)  (Interim Measures Concerning Penal Provisions)

         The application of penal provisions to acts made before the effective date of this Act shall be governed by the former Act.